Exhibit 20.1

Chase Manhattan Grantor Trust 1996-A

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 11 Beginning Date                     12/01/1996
Due Period 11 End Date                           12/31/1996
Determination Date                               01/10/1997
Remittance Date                                  01/15/1997


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 26.3371279410

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 2.9864063247

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 846,682.81
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.5743089062

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,893,879.32
      B. From Current Period                                     $ 3,951,543.23
      C. Change in Amount Between Periods (Lines B - A)             $ 57,663.91

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 977,191,501.73
      B. Initial Certificate Balance                         $ 1,474,263,764.33
      C. Pool Factor (Lines A / B)                               0.662833561655

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 50,800,968.76
      B. Available Cash Collateral Amount Percentage            5.000000000443%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 50,800,968.76
      B. For the Next Collection Period                         $ 48,859,575.09